UNITED STATES

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PG&E Corporation Proxy Outreach Spring 2022 “PG&E” refers to PG&E Corporation and Pacific Gas and Electric Company.

 PG&E 2022 Joint Proxy Statement: Summary 2 Item 1: Election of Board Members: Our boards are diverse, independent, qualified, and committed. The classified board structure will sunset in 2024 and return to annual elections. Item 2: Advisory Vote on Executive Compensation: Our program is aligned with market standards and stakeholder interests as well as compliant with regulatory requirements. Item 3: Ratification of Deloitte and Touche: Our auditors are qualified and experienced and understand the energy industry and utility regulation. Item 4: Amend PG&E Corporation Articles of Incorporation so that subsidiaries will not receive dividends if they own PG&E Corporation common stock. This proposal will not affect the rights and privileges of any shares held by the Fire Victim Trust or any shareholder that is not a subsidiary of PG&E Corporation. Contact Information Brian Wong VP, Deputy General Counsel and Corporate Secretary brian.m.wong@pge.com Matt Fallon Senior Director, Investor Relations matthew.fallon@pge.com

 Executive Compensation: A Closer Look Diverse, experienced, and talented industry executives, including our CEO, were successfully hired and onboarded in 2021. • We wanted to attract and retain proven senior executives at a time of significant change at PG&E and intense competition for top talent. • One-time equity awards were granted to replace certain awards our new leaders forfeited by joining PG&E. All one-time awards are subject to forfeiture or claw back. • We conducted a comprehensive review of our compensation programs to ensure increased alignment with market and peer practices. Among other changes, we eliminated cash perquisite allowances and increased share ownership requirements. Our executive compensation program is aligned with stakeholders’ interests • Significant portion of executive compensation continues to be performance based, with increased focus on safety. • Short Term Incentive payouts for 2021 were reduced by an average of 40 percent for certain senior executives in consideration of performance on key safety and operational metrics. • For 2022, long-term incentive awards granted for NEOs and other senior executives are 100% performance-based. 3

Leadership: Proven Performers Embracing Opportunity Marlene Santos EVP, Chief Customer Officer Pacific Gas and Electric Company 39 years utility experience Jason Glickman EVP, Engineering, Planning & Strategy Pacific Gas and Electric Company 20 years industry experience Adam Wright EVP, Chief Operating Officer Pacific Gas and Electric Company 17 years utility experience Patti Poppe CEO PG&E Corporation Former President and CEO of CMS Energy 15 years utility experience 15 years automotive experience Julius Cox EVP, People, Shared Services and Supply Chain PG&E Corporation, Pacific Gas and Electric Company 20 years energy industry experience Chris Foster EVP, Chief Financial Officer PG&E Corporation 19 years industry experience Sumeet Singh EVP, Chief Risk Officer and interim Chief Safety Officer PG&E Corporation, Pacific Gas and Electric Company 19 years utility experience Carla Peterman EVP, Corporate Affairs and Chief Sustainability Officer PG&E Corporation 19 years industry experience Ajay Waghray SVP and Chief Information Officer PG&E Corporation 30 years industry experience John Simon EVP, General Counsel and Chief Ethics & Compliance Officer PG&E Corporation 14 years utility experience 4